Exhibit 10.8

ESCO CORPORATION

2011 STOCK APPRECIATION RIGHTS AGREEMENT

This STOCK APPRECIATION RIGHTS AGREEMENT dated                     2011 is between ESCO Corporation, an Oregon corporation (the “Company”), and                  (the “Recipient”) pursuant to the Company’s 2010 Stock Incentive Plan (the “Plan”). The Company and the Recipient agree as follows:

1.  SAR Grant.  The Company hereby grants to the Recipient on the terms and conditions of this Agreement          stock appreciation rights (“SARs”). Upon exercise of a SAR in accordance with this Agreement, the Recipient shall receive the number of shares of the Company’s Class A Common Stock (“Common Stock”) equal to (i) the excess of the fair market value of the Common Stock on the date of exercise as determined by the Board of Directors in accordance with the Plan (and if the Common Stock is publicly traded on the date of exercise, the closing price of the Common Stock as last reported, or such other reported value of the Common Stock as shall be specified by the Board of Directors) (the “Value at Exercise”) over $          , which is determined to be equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, (ii) multiplied by the number of SARs being surrendered, and (iii) dividing the result by the Value at Exercise. No fractional shares shall be issued upon exercise of a SAR and in lieu thereof the number of shares of Common Stock received by the Recipient shall be rounded down to the nearest whole share.  The terms and conditions of the SAR grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement.

2.  Grant Date.  The Grant Date for the SARs is                       , 2011. The SARs shall continue in effect until the date ten years after the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Section 1 or 4 of Exhibit A.

3.  Vesting.  The SARs are subject to a three (3) year ‘cliff’ vesting period and are not exercisable at all before                       , 2014. The SARs will become exercisable in full on                           , 2014, subject to the terms of Exhibit A.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date written above.

ESCO CORPORATION	RECIPIENT

By:
[signature]
Steven D. Pratt
Chairman & CEO
Street address
City, State Zip

EXHIBIT A

TERMS AND CONDITIONS OF SARs

1.  Termination of Service.

1.1                                 Unless otherwise determined by the Board of Directors of the Company, if the Recipient’s employment by or service with the Company terminates for any reason other than because of total disability or death, the SARs may be exercised at any time prior to the Expiration Date or the expiration of 30 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the SARs at the date of termination.

1.2                                 If the Recipient’s employment by or service with the Company terminates because of death or total disability (as defined in Section 6.1-4(b) of the Plan), the SARs may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the SARs at the date of termination.  If the Recipient’s employment or service is terminated by death, the SARs shall be exercisable only by the person or persons to whom the Recipient’s rights under the SARs pass by the Recipient’s will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death and, during the Recipient’s lifetime, shall be exercisable only by the Recipient.

1.3                                 To the extent the SARs have not have been exercised within the limited periods provided above, all further rights to receive shares pursuant to the SARs shall cease and terminate at the expiration of such periods.

1.4                                 Absence on leave approved by the Company or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of SARs shall continue during a medical, family, military or other leave of absence, whether paid or unpaid.

2.  Method of Exercise.  Shares may be acquired pursuant to the award only upon receipt by the Company of notice in writing from the Recipient of the Recipient’s intention to exercise, specifying the number of SARs as to which the Recipient desires to exercise the award and the date on which the Recipient desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the Recipient’s present intention to acquire the shares for investment and not with a view to distribution. The Recipient shall have none of the rights of a shareholder until shares are issued to the Recipient. No fractional shares shall be issued and in lieu thereof the number of shares of Common Stock received by the Recipient shall be rounded down to the nearest whole share.  The Recipient may elect in the applicable notice of exercise to have the Company reduce the number of shares deliverable to the Recipient by an amount necessary to allow the Company to satisfy all applicable federal, state and local withholding tax requirements. If the Recipient does not so elect, the Recipient shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the shares with respect to which the SAR was exercised, pay to the Company amounts necessary to satisfy such withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the shares, the Recipient shall pay such amount to the Company on demand.

3.  Non Transferability of SAR.  The SARs may not be assigned or transferred by the Recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death and, during the Recipient’s lifetime, the SARs shall be exercisable only by the Recipient.

4.  Changes in Capital Structure.

4.1  Stock Splits; Stock Dividends.  If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, reverse stock split, combination of shares, reclassification, recapitalization, restructuring or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number of SARs subject to this Agreement and/or the amount payable on exercise of the SARs.  Any such adjustments made by the Board of Directors shall be conclusive.

4.2  Corporate Transactions.  Upon the occurrence of any of the following events pursuant to which outstanding shares of Class A Common Stock are converted into cash or other stock, securities or property (each, a “Transaction”):  (i) a merger, combination, consolidation, plan for exchange or other reorganization, (ii) a sale of all or substantially all of the assets of the Company,  or (iii) a dissolution of the Company, the Board of Directors of the Company shall select from among the following for treatment of the SARs to the extent the SARs are outstanding at such time:

(a)                                  The SAR shall be converted into an option, stock appreciation right or stock award to acquire stock of the surviving or acquiring corporation in the applicable transaction with the terms (including the amount and type of shares subject thereto) to be conclusively determined by the Board of Directors, based upon, to the extent the Board of Directors deems relevant in the circumstances, the consideration payable to the holders of the Class A Common Stock in respect of the Transaction; or

(b)                                 The Board shall make provision for a cash payment in settlement of the SARs based upon, to the extent the Board of Directors deems relevant in the circumstances, the consideration payable to the holders of the Class A Common Stock in respect of the Transaction; or

(c)                                  The Board of Directors shall provide a period of not less than 10 days prior to consummation of the Transaction during which the SARs, to the extent outstanding, shall be exercisable for 100% of the shares subject thereto and after which the SARs shall terminate.

The Board of Directors has authority pursuant to the Plan, including Section 10.2 of the Plan, to make all determinations relating to the treatment of the SARs in connection with any Transaction.

4.3  Change in Control.  If Section 4.2(c) of this Agreement does not apply, all SARs shall become exercisable in full for a remaining term extending until the earlier of the expiration date of the SARs or the expiration of one year after the date of termination of employment if a Change in Control (as defined below) occurs and at any time after the earlier of Shareholder Approval (as defined below), if any, or the Change in Control and on or before the second anniversary of the Change in Control, (i) the Recipient’s employment is terminated by the Company (or its successor) without Cause (as defined below), or (ii) the Recipient’s employment is terminated by the Recipient for Good Reason (as defined below).

(i)                                     For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(a)                                  At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office;

(b)                                 Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) representing 20% or more of the combined voting power of the then outstanding Voting Securities;

(c)                                  A consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding Voting Securities immediately prior to the Merger do not continue to hold at least

50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or

(d)                                 A sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(ii)                                  For purposes of this Agreement, “Shareholder Approval” shall mean approval by the shareholders of the Company of a transaction, the consummation of which would be a Change in Control.

(iii)                               For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure to perform substantially the Recipient’s reasonably assigned duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Recipient by the Company which specifically identifies the manner in which the Company believes that the Recipient has not substantially performed the Recipient’s duties, or (b) the willful engagement in illegal conduct which is materially and demonstrably injurious to the Company.  No act, or failure to act, shall be considered “willful” if the Recipient reasonably believed that the action or omission was in, or not opposed to, the best interests of the Company.

(iv)                              For purposes of this Plan, “Good Reason” shall mean (a) the assignment of a different title, job or responsibilities that results in a decrease in the level of responsibility of the Recipient after Shareholder Approval, if applicable, or the Change in Control when compared to the Recipient’s level of responsibility for the Company’s operations prior to Shareholder Approval, if applicable, or the Change in Control; provided that Good Reason shall not exist if the Recipient continues to have the same or a greater general level of responsibility for Company operations after the Change in Control as the Recipient had prior to the Change in Control even if the Company operations are a subsidiary or division of the surviving company, (b) a reduction in the Recipient’s base pay as in effect immediately prior to Shareholder Approval, if applicable, or the Change in Control, (c) a material reduction in total benefits available to the Recipient under cash incentive, stock incentive and other employee benefit plans after Shareholder Approval, if applicable, or the Change in Control compared to the total package of such benefits as in effect prior to Shareholder Approval, if applicable, or the Change in Control, or (d) the Recipient is required to be based more than 50 miles from where the Recipient’s office is located immediately prior to Shareholder Approval, if applicable, or the Change in Control except for required travel on company business to an extent substantially consistent with the business travel obligations which the Recipient undertook on behalf of the Company prior to Shareholder Approval, if applicable, or the Change in Control.

5.  Successors of Company.  This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company but, except as provided herein, the SARs may not be assigned or otherwise transferred by the Recipient.

6.  Notices.  Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mails by registered or certified mail, postage prepaid.  Mail shall be directed to the addresses stated on the face page of this Agreement or to such address as a party may certify by notice to the other party.

7.  No Right to Employment or Service.  Nothing in the Plan or this Agreement shall (i) confer upon the Recipient any right to be employed or to continue in the employment of or service to the Company; (ii) interfere in any way with the right of the Company to terminate the Recipient’s employment or service with the Company at any time for any reason, with or without cause, or to decrease the Recipient’s compensation or benefits; or (iii) confer upon the Recipient any right to continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company.